Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-279168) and Form S-8 (Nos. 333-141903, 333-152824, 333-173862, 333-181117, 333-187243, 333-194477, 333-202680, 333-206128, 333-212615, 333-224503, 333-249866, 333-257506, 333-274459, 333-282926, 333-288200, and 333-290192) of Madrigal Pharmaceuticals, Inc. of our report dated February 19, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 19, 2026